Exhibit 99.1

Opendoor Announces Shareholder‑First Dividend of Tradable Warrants Aligning Shareholders and Management

San Francisco, CA, November 6, 2025 — Today, Opendoor Technologies Inc. (Nasdaq: OPEN) (“Opendoor” or the “Company”) announced a special dividend distribution of warrants to holders of the Company’s common stock as of 5:00 p.m. New York City time on November 18, 2025 (the “Record Date”). The goal is simple: if management gets performance-based upside, shareholders should too - these warrants help achieve that.

“To everyone who chose to be on this journey with us - thank you. You have been critical to this rebirth, and you should share in the upside just as we in management do,” said Opendoor CEO Kaz Nejatian. “Public markets have a long history of taking shareholders for granted - this program is built to reverse that.”

This program is intentionally structured as a new playbook for public-company alignment. Each registered shareholder as of the Record Date will receive three series of warrants - Series K, Series A, and Series Z - one (1) warrant of each series for every thirty (30) shares of the Company’s common stock held, rounded down to the nearest whole number. The details of these warrants are provided below and we plan for them to be listed and fully tradable. You can sell them on day one, or hold them and ride with us as we rebuild the company. Your choice. Your journey.

“Success requires a new approach and this is just our first step in rebuilding trust and being in lock-step with our shareholders,” Nejatian added. “Real alignment isn’t a slogan, it’s structural. If we win, you win - not theoretically, but practically and by design. That is how we rebuild trust. That is how we rebuild Opendoor.”

Key Highlights

●	No action required, and at no cost: For every thirty (30) shares owned on the Record Date, holders receive one warrant of each series (rounded down) - Series K, A, and Z.

●	Built for upside and alignment: Exercise prices are set at $9 (Series K), $13 (Series A), and $17 (Series Z), which we believe aligns value creation with performance, in lock- step with management.

●
Immediate liquidity and choice: The warrants are expected to be listed on Nasdaq under the symbols OPENW, OPENL, and OPENZ (subject to approval), so holders will be able to monetize the warrant right away or hold for potential upside.

●
Not dilutive at issuance: Because the warrants only convert into shares if exercised, there is no dilution today. This is a structural design choice that helps to protect current shareholders today while still enabling upside participation. If you receive a warrant and decide to sell it in the market for cash or determine not to exercise it, you may be diluted to the extent that other holders exercise any warrants.

●
Balance sheet friendly: If exercised for cash, proceeds bring in growth capital to enhance flexibility to advance our strategy, accelerate our roadmap and pursue opportunistic investments while further strengthening the balance sheet.

●	An investor FAQ will be available to answer mechanics and “what if” questions, which will be updated regularly to reflect questions coming in from shareholders.

Details of the Warrant Distribution

The Company expects to distribute the warrants on or about November 21, 2025 (the “Distribution Date”). The warrants will be issued without any action required by stockholders as of the Record Date and without any payment of cash or other consideration.

Each series of warrants will entitle the holder to purchase one (1) share of common stock at an exercise price of $9.00 per Series K warrant, $13.00 per Series A warrant, $17.00 per Series Z warrant, at any time following the Distribution Date until the warrants expire on November 20, 2026, unless the Early Expiration Price Condition with respect to such series is satisfied as described in detail below. Following the Distribution Date, each series of warrants is expected to be freely tradable and listed on Nasdaq under the ticker OPENW, OPENL, OPENZ, respectively. Recipients of the warrants will be able to trade their warrants or exercise any warrants in accordance with the warrant agreement, irrespective of whether they continue to hold shares of the Company’s common stock.

●
Distribution ratio: For each thirty (30) shares of common stock held as of the Record Date, you will receive one (1) Series K warrant, one (1) Series A warrant, and one (1) Series Z warrant (rounded down to the nearest whole number). As an example, a shareholder who owns 63 or 73 shares of common stock would receive two (2) of each of the Series K warrants, Series A warrants, and Series Z warrants, or six (6) warrants in total. A shareholder who owns 90 shares of common stock would receive three (3) of each of the Series K warrants, Series A warrants, and Series Z warrants, or nine (9) warrants in total.

●	Exercise prices: $9.00 per Series K warrant; $13.00 per Series A warrant; $17.00 per Series Z warrant.

●	Exercise method: Cash exercise; however, the Company may, in its sole discretion, implement a net exercise provision as provided in the warrant agreement.

●
Expiration: Each series will expire at 5:00 p.m. New York City time on November 20, 2026, unless the Early Expiration Price Condition (described below) is met, in which case the expiration will be automatically accelerated as specified in the warrant agreement (with the Company able to elect a later expiration date).

●
Early Expiration Price Condition: The “Early Expiration Price Condition” will be satisfied if, within any period of thirty (30) consecutive trading days, there are at least twenty (20) trading days (whether or not consecutive) after the Distribution Date on which the daily volume-weighted average price (“VWAP”) of the Company’s common stock equals or exceeds the applicable Early Expiration Trigger Price for a respective series of warrants. In the event that the Early Expiration Price Condition is satisfied for a particular series, that series will expire at 5:00 p.m. New York City time on the first trading day (or if net exercise is applicable to such series, the second trading day) following such twentieth (20th) trading day (unless the Company sets a later expiration date pursuant to the warrant agreement). The Company will announce any early expiration by press release, specifying which series is subject to early expiry. The “Early Expiration Trigger Price” for each series will initially equal 120% of the exercise price of such series and will be subject to adjustment in accordance with the warrant agreement.

●	Listing: The Company intends to list the Series K, Series A, and Series Z warrants on The Nasdaq Stock Market under the tickers OPENW (Series K), OPENL (Series A), and OPENZ (Series Z).

●
Note: Eligibility is determined as of the Record Date by the holder of record. If your shares are held in a margin account, pledged as collateral or are on loan as of the Record Date, you may not be the holder of record and may not receive warrants. Investors should contact their broker to confirm their status and, if desired, to opt out of share lending or arrange for shares not to be on loan as of the Record Date. Brokerage practices and cut‑off times vary.

Additional Information

The warrants will be governed by a warrant agreement that the Company expects to file with the U.S. Securities and Exchange Commission (“SEC”) on or before the Distribution Date. The warrant agreement contains additional detail on warrant holders’ right to exercise, potential future adjustments to the warrants, potential suspension of the exercise period and related extension of expiry and other matters.

An investor FAQ regarding the warrant distribution will be posted on the Company’s Investor Relations website.

Transaction Advisors

B. Dyson Capital Advisors is serving as a Financial Advisor and Exclusive Warrant Structuring Advisor to Opendoor on the structuring and distribution of the warrants. Goldman Sachs & Co. LLC is serving as financial advisor to Opendoor.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

 The issuance of the Warrants in the Warrant Distribution has not been registered under the Securities Act, as the distribution of a warrant for no consideration does not constitute a sale of a security under Section 2(a)(3) of the Securities Act. A Form 8-A registration statement and prospectus supplement describing the terms of the Warrants will be filed with the Securities and Exchange Commission (the “SEC”) and will be available on the SEC’s website located at http://www.sec.gov. Holders should read the prospectus supplement carefully, including the Risk Factors section included and incorporated by reference therein.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward- looking, including statements regarding the anticipated Warrant Distribution, including: the Company’s expectations regarding the Warrant Distribution; the anticipated Record Date, distribution date and expiration date for the Warrants; the anticipated and expected use of proceeds from any proceeds received from the exercise of Warrants; the acceptance to trading of the warrants on the Nasdaq Stock Market; and the price of the Warrants and the existence of a market for the Warrants. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strategy”, “strive”, “target”, “vision”, “will”, or “would”, any negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks include, but are not limited to market risks, trends and conditions. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC on February 27, 2025, as updated by the Company’s Quarterly Reports on Form 10-Q and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.